Exhibit 99.1

Avalo Therapeutics Announces Board Changes

WAYNE, PA AND ROCKVILLE, MD, August 11, 2022 — Avalo Therapeutics, Inc. (Nasdaq: AVTX) announced today that on August 8, 2022, Steven Boyd and Keith Maher, MD, both of Armistice Capital, LLC, the investment manager to Armistice Capital Master Fund Ltd. (the “Master Fund”), notified the Board of Directors (the “Board”) of Avalo Therapeutics, Inc. (the “Company”) that they have resigned from their positions on the Board. Mr. Boyd and Dr. Maher’s resignations from the Board, effective August 8, 2022, did not arise from any disagreement with the Company, any member of the Board, or Company management regarding any matter related to the Company’s operations, policies, practices, or otherwise.

The Board appointed the Company’s President and Chief Executive Officer and Board member, Dr. Garry Neil, M.D., to replace Mr. Boyd as Chairman of the Board. Current Board member, Dr. Magnus Persson, will continue in the role of Lead Independent Director.

Steven Boyd, Chief Investment Officer of Armistice Capital, LLC, said “We have been very pleased with Avalo’s strategic progress under CEO Garry Neil and the rest of the Company’s new leadership. We continue to be supportive of the Company and look forward to its success in the future.”

Garry Neil said “I want to thank Steve for his outstanding leadership as Board Chair and investor. He has exceptional knowledge and experience and is a world-class investor. Steve’s role and vision have been pivotal in building this company over the past 5 years. I am very honored by his confidence in me as CEO and now Board Chair. I also want to thank Keith Maher for his service as a Board Member. He has also provided invaluable input and expertise based on his years of experience. I know I speak for the entire Board when I say that both Steve and Keith will be missed at the Board, but we are very grateful and pleased for their continued confidence and investment in the company.”

About Avalo Therapeutics
Avalo Therapeutics is a leading clinical-stage precision medicine company that discovers, develops, and commercializes targeted therapeutics for patients with significant unmet clinical need in immunology and rare genetic diseases. The Company has built a diverse portfolio of innovative therapies to deliver meaningful medical impact for patients in urgent need. The Company’s clinical candidates commonly have a proven mechanistic rationale, biomarkers and/or an established proof-of-concept to expedite and increase the probability of success.

For more information about Avalo, please visit www.avalotx.com.

Forward-Looking Statements
This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; the future financial and operational outlook; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Avalo’s management but are subject to significant risks and uncertainties, including: reliance on key personnel, including on the Board of Directors; Avalo's cash position and the potential need for it to raise additional capital; drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by the COVID-19 pandemic; reliance on key personnel, including as a result of recent management changes; regulatory risks; general economic and market risks and uncertainties, including those caused by the COVID-19 pandemic and tensions in Ukraine; and those other risks detailed in Avalo’s filings with the SEC. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

or

Chris Brinzey
ICR Westwicke
Chris.brinzey@westwicke.com
339-970-2843
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